Exhibit 31.2

Certification Pursuant to

Rule 13a-14(a)/15d-14(a)

I, Gabriel Frumusanu, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Stockbridge/SBE Investment Company, LLC; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 6, 2015

/s/ Gabriel Frumusanu
Gabriel Frumusanu
Vice President of Finance
(Principal Financial Officer)